151 Farmington Avenue
                                          Hartford, CT 06156



                                          Susan E. Bryant
                                          Counsel
                                          Law Division
December 31, 1996                         Investments & Financial Services, RC4A
                                          (860) 273-7834
                                          Fax:  (860) 273-0356

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Attention: Filing Desk

Re: Variable Annuity Account C of Aetna Life Insurance and Annuity Company
    Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 File Nos. 33-91846(1) and 811-2513

Gentlemen:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1996 (incorporated herein by reference to the 24f-2 Notice for the fiscal year ended December 31, 1995 filed on behalf of Variable Annuity Account C of Aetna Life Insurance and Annuity Company on February 29, 1996) as an exhibit to this Post-Effective Amendment No.8 to the Registration Statement on Form N-4 (File No.33-91846) and to my being named under the caption "Legal Matters" therein.

Very truly yours,


/s/ Susan E. Bryant
    Susan E. Bryant
    Counsel
Aetna Life Insurance and Annuity Company

--------
 (1) Pursuant to Rule 429(a) under the Securities Act of 1933, the Registrant has included a combined prospectus under this Registration Statement which includes all the information that would currently be required in a prospectus relating to the securities covered by the following earlier Registration Statement: 33-75976.